Exhibit 5.1

228 Santa Monica Boulevard Suite 300 Santa Monica, CA 90401	310.434.5400 Fenwick.com
March 17, 2021
Coinbase Global, Inc.
Ladies and Gentlemen:
At your request, we have examined the Registration Statement on Form S-1 (File Number 333-253482) (the “Registration Statement”) initially filed by Coinbase Global, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on February 25, 2021, as subsequently amended on March 17, 2021, in connection with the registration under the Securities Act of 1933, as amended (“Securities Act”), of up to 114,850,769 shares of the Company’s Class A common stock, $0.00001 par value per share (the “Stock”), for resale from time to time, pursuant to Rule 415 promulgated under the Securities Act by the registered stockholders as defined and listed in the Registration Statement in the section titled “Principal and Registered Stockholders” (the "Registered Stockholders”). The Stock may be sold by the Registered Stockholders, as set forth in the Registration Statement.
In connection with our opinion expressed below we have examined originals or copies of the Registration Statement, the prospectus prepared in connection with the Registration Statement (the “Prospectus”), the Company’s certificate of incorporation, as amended (the “Certificate”) and the Company’s bylaws (the “Bylaws”), certain minutes and consents of the Company’s board of directors or a committee or committees thereof and the Company’s stockholders relating to the Registration Statement, the Certificate and the Bylaws, and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary. In giving our opinion, we have also relied upon a good standing certificate regarding the Company issued by the Secretary of State of the State of Delaware and a management certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations by the Company.
In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same (other than the Company), the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us.
We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing Delaware General Corporation Law.
In connection with our opinion expressed in paragraph below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act that the registration will apply to the offer and sale of such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such shares of Stock.
Based upon the foregoing, we are of the opinion that the up to 114,850,769 shares of Stock that may be sold by the Registered Stockholders have been duly authorized and are, or in the case of any shares of Stock subject to stock options or restricted stock units, when issued and paid for in accordance with their terms, if any, will be, validly issued, fully paid and nonassessable.
We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.
This opinion is intended solely for use in connection with the resale of shares of Stock subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and is based solely on our understanding of facts in existence as of such date after the aforementioned examination. In rendering the opinions above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP